Exhibit 99.3

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the quarter and six month periods ended March 27, 2015

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our Condensed Combined Financial Statements and the accompanying notes. The following discussion may contain forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements as a result of many factors, including but not limited to those under the heading “Forward-Looking Information.”

Our Condensed Combined Financial Statements have been prepared in United States (“U.S.”) dollars, in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Unless otherwise indicated, reference to “we”, “us,” and “our” refer to Broadband Network Solutions (“BNS”) and its combined operations.

The following discussion includes organic net sales growth which is a non-GAAP financial measure. We believe this non-GAAP financial measure, together with the most comparable GAAP financial measure, provides useful information because it reflects a financial measure that management uses in evaluating the underlying results of our operations. See “Non-GAAP Financial Measure” for more information about this non-GAAP financial measure, including our reasons for including the measure and material limitations with respect to the usefulness of the measure.

Planned Divestiture

On January 27, 2015, TE Connectivity Ltd. (“Parent”) entered into a definitive agreement to sell the BNS business for $3.0 billion in cash, subject to a final working capital adjustment. The transaction is expected to close during calendar 2015 pending customary closing conditions and regulatory approvals.

Results of Operations

Net sales, operating income, and operating margin were as follow:

	For the Quarters Ended		For the Six Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
	($ in thousands)
Net sales	$424,911	$467,621	$841,973	$931,604
Operating income	$37,601	$20,459	$73,925	$69,741
Operating margin	8.8%	4.4%	8.8%	7.5%

The following table sets forth net sales by primary industry end market:

	For the Quarters Ended		For the Six Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
Telecom Networks	67%	68%	66%	68%
Enterprise Networks	33	32	34	32

Total	100%	100%	100%	100%

The following table provides an analysis of the change in net sales by primary industry end market:

	Change in Net Sales for the Quarter Ended March 27, 2015 versus Net Sales for the Quarter Ended March 28, 2014					Change in Net Sales for the Six Months Ended March 27, 2015 versus Net Sales for the Six Months Ended March 28, 2014
	Organic		Translation	Total		Organic		Translation	Total
	($ in thousands)
Telecom Networks	$(9,360)	(2.9)%	$(24,995)	$(34,355)	(10.8)%	$(38,670)	(6.1)%	$(36,005)	$(74,675)	(11.8)%
Enterprise Networks	4,032	2.7	(12,387)	(8,355)	(5.6)	4,810	1.6	(19,766)	(14,956)	(5.0)

Total	$(5,328)	(1.1)%	$(37,382)	$(42,710)	(9.1)%	$(33,860)	(3.6)%	$(55,771)	$(89,631)	(9.6)%

Net Sales. Net sales decreased $42,710 thousand, or 9.1%, to $424,911 thousand in the second quarter of fiscal 2015 from $467,621 thousand in the second quarter of fiscal 2014. On an organic basis, net sales decreased $5,328 thousand, or 1.1%, in the second quarter of fiscal 2015 from the second quarter of fiscal 2014. Foreign currency exchange rates negatively impacted net sales by $37,382 thousand in the second quarter of fiscal 2015.

Net sales decreased $89,631 thousand, or 9.6%, to $841,973 thousand in the six months of fiscal 2015 from $931,604 thousand in the first six months of fiscal 2014. On an organic basis, net sales decreased $33,860 thousand, or 3.6%, in the first six months of fiscal 2015 from the first six months of fiscal 2014. Foreign currency exchange rates negatively impacted net sales by $55,771 thousand in the first six months of fiscal 2015.

In the telecom networks end market, our organic net sales decreased 2.9% in the second quarter of fiscal 2015 as compared to the second quarter of fiscal 2014 as a result of declines in the EMEA and South America regions, partially offset by growth in North America. In the enterprise networks end market, our organic net sales increased 2.7% in the second quarter of fiscal 2015 as compared to the second quarter of fiscal 2014 as continued growth in the Asia–Pacific region was partially offset by weakness in North America.

In the telecom networks end market, our organic net sales decreased 6.1% in the first six months of fiscal 2015 as compared to the same period of fiscal 2014 as a result of declines in the EMEA and South America regions, partially offset by growth in North America. In the enterprise networks end market, our organic net sales were up 1.6% in the first six months of fiscal 2015 as compared to the six months of fiscal 2014 as continued growth in the Asia–Pacific region was partially offset by weakness in the EMEA and North America regions.

Gross Margin. In the second quarter of fiscal 2015, gross margin was $148,150 thousand, reflecting a $21,381 thousand decrease from gross margin of $169,531 thousand in the second quarter of fiscal 2014. The decrease resulted primarily from price erosion and lower volume, partially offset by improved manufacturing productivity. Gross margin as a percentage of net sales decreased to 34.9% in the second quarter of fiscal 2015 from 36.3% in the second quarter of fiscal 2014.

In the first six months of fiscal 2015, gross margin was $298,380 thousand, reflecting a $44,535 thousand decrease from gross margin of $342,915 thousand in the first six months of fiscal 2014. The decrease resulted primarily from price erosion and lower volume, partially offset by improved manufacturing productivity. Gross margin as a percentage of net sales decreased to 35.4% in the first six months of fiscal 2015 from 36.8% in the same period of fiscal 2014.

Selling Expense. Selling expenses decreased $7,999 thousand to $54,251 thousand in the second quarter of fiscal 2015 from $62,250 thousand in the second quarter of fiscal 2014. Selling expenses decreased $16,964 thousand to $104,435 thousand in the first six months of fiscal 2015 from $121,399 thousand in the first six months of fiscal 2014. The decreases were due primarily to savings from restructuring actions and cost control measures. Selling expenses as a percentage of net sales decreased to 12.8% in the second quarter of fiscal 2015 from 13.3% in the same period of fiscal 2014. In the first six months of fiscal 2015, selling expenses as a percentage of net sales decreased to 12.4% from 13.0% in the same period of fiscal 2014.

General and Administrative Expenses. General and administrative expenses decreased $6,728 thousand to $32,810 thousand in the second quarter of fiscal 2015 from $39,538 thousand in the second quarter of fiscal 2014. General and administrative expenses decreased $8,654 thousand to $69,792 thousand in the first six months of fiscal 2015 from $78,446 thousand in the first six months of fiscal 2014. The decreases resulted primarily from cost control measures and savings attributable to restructuring actions. General and administrative expenses as a percentage of net sales decreased to 7.7% in the second quarter of fiscal 2015 from 8.5% in the same period of fiscal 2014. In the first six months of fiscal 2015, general and administrative expenses as a percentage of net sales decreased to 8.3% from 8.4% in the same period of fiscal 2014.

Restructuring Charges, Net. In the second quarters of fiscal 2015 and 2014, we recorded net restructuring charges of $1,215 thousand and $20,977 thousand, respectively. Net restructuring charges were $2,873 thousand and $22,691 thousand in the first six months of fiscal 2015 and 2014, respectively. During fiscal 2014, we initiated a restructuring program associated with headcount reductions and manufacturing site closures; we did not initiate any restructuring programs during the first six months of fiscal 2015. See Note 2 to the Condensed Combined Financial Statements for additional information regarding net restructuring charges.

Operating Income. Operating income increased $17,142 thousand to $37,601 thousand in the second quarter of fiscal 2015 from $20,459 thousand in the second quarter of fiscal 2014, due primarily to lower levels of current period restructuring charges, savings from previously approved restructuring actions, and improved manufacturing productivity, partially offset by price erosion and lower volumes.

Operating income increased $4,184 thousand to $73,925 thousand in the first six months of fiscal 2015 from $69,741 thousand in the same period of fiscal 2014, due primarily to lower levels of current period restructuring charges, savings from previously approved restructuring actions, and improved manufacturing productivity, partially offset by price erosion and lower volumes.

Income Taxes. We recorded income tax provisions of $8,774 thousand and $52,504 thousand for the quarters ended March 27, 2015 and March 28, 2014, respectively. For the six months of fiscal 2015 and 2014, we recorded income tax provisions of $18,363 thousand and $63,542, respectively. The tax provisions reflect income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions. The income tax provisions for the quarter and six months ended March 28, 2014 also reflect an income tax charges related to an increase in the valuation allowance for U.S. tax loss carryforwards.

Liquidity and Capital Resources

The following table summarizes our cash flow from operating, investing, and financing activities, as reflected on the Condensed Combined Statements of Cash Flows:

	For the Six Months Ended
	March 27, 2015	March 28, 2014
	(in thousands)
Net cash provided by operating activities	$74,087	$43,697
Net cash used in investing activities	(15,243)	(19,793)
Net cash used in financing activities	(61,137)	(21,621)
Effect of currency translation on cash	(1,406)	(385)

Net increase (decrease) in cash and cash equivalents	$(3,699)	$1,898

Our ability to fund our future capital needs will be affected by our ability to continue to generate cash from operations and may be affected by Parent’s ability to access the capital markets, money markets, or other sources of funding, as well as the capacity and terms of our financing arrangements. Except for repayment of our 3.50% convertible subordinated notes due in July 2015, for which Parent will provide funds necessary for repayment, we believe that cash generated from operations will be sufficient to meet our anticipated capital needs for the foreseeable future.

Cash Flows from Operating Activities. In the first six months of fiscal 2015, net cash provided by operating activities increased $30,390 thousand to $74,087 thousand from $43,697 thousand in the first six months of fiscal 2014. The increase resulted from cash collection associated with lower accounts receivable balances partially offset by higher restructuring cash spending.

Cash Flows from Investing Activities. Capital spending decreased $4,690 thousand in the first six months of fiscal 2015 to $14,899 thousand as compared to $19,589 thousand in the same period of fiscal 2014. We believe our capital funding levels are adequate to support new programs, and we continue to invest in our manufacturing infrastructure to further enhance productivity and manufacturing capabilities.

Cash Flows from Financing Activities and Capitalization. Total debt at March 27, 2015 and September 26, 2014 was $89,395 thousand and $89,586 thousand, respectively.

The BNS business generated $61,016 thousand of excess cash from operations, which is considered to be remitted to Parent and is reflected as a financing outflow.

Commitments and Contingencies

In the ordinary course of business, we are subject to various legal proceedings and claims, including patent infringement claims, product liability matters, employment disputes, disputes on agreements, other commercial disputes, environmental matters, antitrust claims, and tax matters, including non-income tax matters such as value added tax, sales and use tax, real estate tax, and transfer tax. Although it is not feasible to predict the outcome of these proceedings, based upon our experience, current information, and applicable law, we do not expect that the outcome of these proceedings, either individually or in the aggregate, will have a material effect on our results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

In the normal course of business, we are primarily liable for contract completion, including property lease and purchase commitments, and product performance. In the opinion of management, such obligations will not significantly affect our results of operations, financial position, or cash flows.

Non-GAAP Financial Measure

Organic net sales growth is a non-GAAP financial measure. The difference between reported net sales growth (the most comparable GAAP measure) and organic net sales growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates, acquisitions, and divestitures. Organic net sales growth is a useful measure of the underlying results and trends in our business. It excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

We believe organic net sales growth provides useful information because it reflects the underlying growth from the ongoing activities of our business. Furthermore, it provides a view of our operations from management’s perspective. We use organic net sales growth to monitor and evaluate performance, as it is an important measure of the underlying results of our operations. Management uses organic net sales growth together with GAAP measures such as net sales growth and operating income in its decision making processes related to the operations of our reporting segments and our overall company. The discussion and analysis of organic net sales growth in “Results of Operations” above utilizes organic net sales growth as management does internally. Because organic net sales growth calculations may vary among other companies, organic net sales growth amounts presented above may not be comparable with similarly titled measures of other companies. Organic net sales growth is a non-GAAP financial measure that is not meant to be considered in isolation or as a substitute for GAAP measures. The primary limitation of this measure is that it excludes items that have an impact on our net sales. This limitation is best addressed by evaluating organic net sales growth in combination with our GAAP net sales. The tables presented in “Results of Operations” above provide reconciliations of organic net sales growth to net sales growth calculated under GAAP.

Forward-Looking Information

Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are “forward-looking statements”. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, divestitures, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should,” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties, and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we issue this report.